31

                                                  EXHIBIT 11 (page 1)

                    ORION PICTURES CORPORATION
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
             (in thousands, except per-share amounts)

The following tables detail the calculation of the per-share amounts and number of shares used in computing Loss before extraordinary gain and Net income (loss) per common share, on a primary and fully diluted basis.


- -----------------------------------------------------------------------------------------------
                                                    Three Months               Nine Months
                                                    Ended November 30,       Ended November 30,
- -----------------------------------------------------------------------------------------------
                                                         1993    1992           1993    1992
- -----------------------------------------------------------------------------------------------
Primary:
   Loss before extraordinary gains                      ($5,441)($9,154)      ($52,495)($31,316)
   Dividends on preferred and preference stock               --      (5)            --     (19)
   Pro-forma reduction in interest expense (net of
     tax) resulting from the assumed exercise of
     stock options and the resulting assumed reduction
     of outstanding indebtedness (B)                         --      (A)            --      (A)
                                                          ------  ------         ------   ------
   Loss before extraordinary gains, as adjusted         ($5,441)($9,159)      ($52,495)($31,335)
                                                          ------  ------         ------   ------

   Net income (loss)                                    ($5,441)$303,438      ($52,495)$281,276
   Dividends on preferred and preference stock               --      (5)            --     (19)
   Pro-forma reduction in interest expense (net of
     tax) resulting from the assumed exercise of
     stock options and the resulting assumed reduction
     of outstanding indebtedness (B)                         --      (A)            --      (A)
                                                          ------ -------        ------  -------
   Net income (loss), as adjusted                       ($5,441)$303,433      ($52,495)$281,257
                                                          ------ -------        ------  -------

   Weighted average number of shares outstanding (D)     20,000   5,829         20,000   2,036
   Equivalent shares applicable to
     stock options outstanding (B)(D)                        --      (A)            --      (A)
                                                         ------- -------        ------  -------
   Total common and common equivalent shares             20,000   5,829         20,000   2,036
                                                         ------- -------        ------  -------

   Primary income (loss) per common share:
     Loss before extraordinary gains                     ($ .27) ($ 1.57)      ($ 2.62)($15.39)
                                                          ------ -------        ------  -------
     Net income (loss)                                   ($ .27)  $52.06       ($ 2.62)$138.16
                                                          ------ -------        ------  -------


EXHIBIT 11 (page 2)
ORION PICTURES CORPORATION
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per-share amounts)

The following tables detail the calculation of the per-share amounts and number of shares used in computing Loss before extraordinary gain and Net income (loss) per common share, on a primary and fully diluted basis.


- ------------------------------------------------------------------------------------------------
                                                    Three Months                 Nine Months
                                                    Ended November 30,         Ended November 30,
- ------------------------------------------------------------------------------------------------
                                                         1993    1992           1993      1992
- ------------------------------------------------------------------------------------------------

Fully diluted:
   Loss before extraordinary gains                      ($5,441)($ 9,154)     ($52,495) ($31,316)
   Dividends on preferred and preference stock               --      (5)            --       (19)
   Pro-forma reduction in interest expense (net of
     tax) resulting from the assumed exercise of
     stock options and the resulting assumed reduction
     of outstanding indebtedness (B)                         --      (A)            --        (A)
                                                         ------- -------        ------  ---------
   Loss before extraordinary gains, as adjusted         ($5,441)($ 9,159)     ($52,495) ($31,335)
                                                         ------- -------        ------  ---------

   Net income (loss)                                    ($5,441)$303,438      ($52,495)  $281,276
   Dividends on preferred and preference stock               --      (C)            --        (C)
   Pro-forma reduction in interest expense (net of
     tax) resulting from the assumed exercise of
     stock options and the resulting assumed reduction
     of outstanding indebtedness (B)                         --      (A)            --        (A)
                                                         ------- -------        ------  ---------
   Net income (loss), as adjusted                       ($5,441)$303,438      ($52,495)  $281,276
                                                         ------- -------        ------  ---------

   Weighted average number of shares outstanding, as
     adjusted to reflect reverse stock split (D)         20,000   5,829         20,000     2,036
   Equivalent shares applicable to:
     Stock options outstanding (B)(D)                        --      (A)            --        (A)
     Series B Preferred Stock (C)                            --      14             --        18
                                                         ------- -------        ------  ---------
   Total common and common equivalent shares (E)          20,000   5,843        20,000     2,054
                                                         ------- -------        ------  ---------

   Fully diluted income (loss) per common share:
     Loss before extraordinary gains                     ($ .27) ($ 1.57)      ($ 2.62)  ($15.26)
                                                         ------- -------        ------  ---------
     Net income (loss)                                   ($ .27) $ 51.93       ($ 2.62)  $136.95
                                                         ------- -------        ------  ---------

(A) Excluded from the computation due to antidilutive effect.
(B) All of the Company's stock options were canceled effective
November 5, 1992.
(C) All of the Company's outstanding shares of preferred stock were converted to 20,000 shares of the Company's new common stock on November 5, 1992.
(D) All of the Company's outstanding shares of old common stock were converted to 160,000 shares of the Company's new common stock on November 5, 1992.
(E) Additional common shares assumed to be issued for the fully diluted computation for all periods is less than 3% of the weighted average common shares outstanding and, accordingly, fully diluted per-share amounts have not been presented on the Condensed Consolidated Statements of Operations.